Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8, File No. 333-212215) pertaining to the 2008 Stock Incentive Plan, as amended, the 2016 Incentive Award Plan and the 2016 Employee Stock Purchase Plan of Selecta Biosciences, Inc.,
(2)Registration Statement (Form S-8, File No. 333-224109) pertaining to the 2016 Incentive Awards Plan and the 2016 Employee Stock Purchase Plan of Selecta Biosciences, Inc.,
(3)Registration Statement (Form S-8, File No. 333-228264) pertaining to the 2018 Employment Inducement Incentive Award Plan of Selecta Biosciences, Inc.,
(4)Registration Statement (Form S-8, File No. 333-230501) pertaining to the 2018 Employment Inducement Incentive Award Plan of Selecta Biosciences, Inc.,
(5)Registration Statement (Form S-8, File No. 333-239075) pertaining to the 2016 Incentive Award Plan and the 2016 Employee Stock Purchase Plan of Selecta Biosciences, Inc.,
(6)Registration Statement (Form S-8, File No. 333-256061) pertaining to the 2016 Incentive Award Plan and the 2016 Employee Stock Purchase Plan of Selecta Biosciences, Inc.,
(7)Registration Statement (Form S-3, File No. 333-264691) pertaining to the 2016 Incentive Award Plan and the 2016 Employee Stock Purchase Plan of Selecta Biosciences, Inc., and
(8)Registration Statement (Form S-3, File No. 333-241692) of Selecta Biosciences, Inc.;

of our report dated March 2, 2023 with respect to the consolidated financial statements of Selecta Biosciences, Inc. included in this Annual Report (Form 10-K) of Selecta Biosciences, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 2, 2023